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                                                                     Exhibit 4.6

                                PROMISSORY NOTE

$105,000,000
                                                              New York, New York
                                                              November 5, 1996

                 FOR VALUE RECEIVED, the undersigned, ECHELON INTERNATIONAL CORPORATION, a Florida corporation (the "Maker"), promises to pay to the order of Salomon Brothers Realty Corp., a New York corporation (together with any subsequent holder of this Note, the "Holder") at its office located at Seven World Trade Center, New York, New York 10048, or at such other address as the Holder may from time to time designate in writing, the principal sum of One Hundred Five Million Dollars ($105,000,000), or so much thereof as may be advanced from time to time, together with interest thereon, and all other amounts payable under the Loan Documents, such principal, interest and other amounts to be payable as provided in the Loan Agreement.

                 This Note is the Note referred to in that certain Loan Agreement, dated as of October 31, 1996, among the Maker, as borrower, the Holder, as lender, and LaSalle National Bank, as collateral agent (as modified and supplemented and in effect from time to time, the "Loan Agreement"). Reference to the Loan Agreement is hereby made for a statement of the rights of the Holder and the duties and obligations of the Maker, but neither this reference to the Loan Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the Maker to pay the principal, interest and other amounts, if any, payable with respect to this Note when due. Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Loan Agreement. The outstanding principal amount shall bear interest at the rates provided for in the Loan Agreement.

                 This Note is secured by the Borrower Mortgage and the certain other Loan Documents and Liens described in the Loan Agreement.

                 The principal sum evidenced by this Note, together with accrued interest and other sums or amounts due hereunder, shall become immediately due and payable at the option of the Holder upon the occurrence of any Event of Default in accordance with the provisions of the Loan Agreement.

                 With respect to the amounts due pursuant to this Note, the Maker waives the following: (1) all rights of exemption of property from levy or sale under execution or other process for the collection of debts under the Constitution or laws of the United States or any state thereof; (2) demand, presentment, protest, notice of dishonor, notice of nonpayment, suit against any party, diligence in collection of this Note, and all other requirements necessary to enforce this Note, except for notices required by Governmental Authorities and notices required by the Loan Agreement; and (3) any further receipt by or acknowledgement of any Collateral now or hereafter deposited as security for the Loan.

                 In no event shall the amount of interest (and any other sums or amounts that are deemed to constitute interest under applicable Legal Requirements) due or payable hereunder (including interest calculated at the Default Rate) exceed the maximum rate of interest designated by applicable Legal Requirements (the "Maximum Amount"), and in the event such payment is inadvertently paid by the Maker or inadvertently received by the Holder, then such excess sum shall be credited as a payment of principal, and if in excess of such balance, shall be immediately returned
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to the Maker upon such determination. It is the express intent hereof that the
Maker not pay and the Holder not receive, directly or indirectly, interest in excess of the Maximum Amount.

                 The Holder shall not by any act, delay, omission or otherwise be deemed to have modified, amended, waived, extended, discharged or terminated any of its rights or remedies, and no modification, amendment, waiver, extension, discharge or termination of any kind shall be valid unless in writing and signed by the Holder. All rights and remedies of the Holder under the terms of this Note and applicable statutes or rules of law shall be cumulative, and may be exercised successively or concurrently. The Maker agrees that there are no defenses, equities or setoffs with respect to the obligations set forth herein, and to the extent any such defenses, equities, or setoffs may exist, the same are hereby expressly released, forgiven, waived and forever discharged.

                 Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable Legal Requirements, but if any provision of this Note shall be prohibited by or invalid under applicable Legal Requirements, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

                 The Holder may, at its option, release any Collateral given to secure the indebtedness evidenced hereby, and no such release shall impair the obligations of the Maker to the Holder.

                 This Note was negotiated in New York, and made by the Maker and accepted by the Holder in the State of New York, and the proceeds of this Note were disbursed from New York, which State the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby, and in all respects (including, without limitation, matters of construction, validity and performance), this Note and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed in such State and any applicable law of the United States of America.

                 The provisions of this Note shall be subject to the non-recourse provisions of Section 8.24 of the Loan Agreement, which provisions are incorporated by reference as if herein set forth in full.

                 THE MAKER, TO THE FULLEST EXTENT THAT IT MAY LAWFULLY DO SO, WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING (INCLUDING, WITHOUT LIMITATION, ANY TORT ACTION), BROUGHT BY ANY PARTY HERETO WITH RESPECT TO THIS NOTE OR THE OTHER LOAN DOCUMENTS. THE MAKER AGREES THAT THE HOLDER MAY FILE A COPY OF THIS WAIVER WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED AGREEMENT OF THE MAKER IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY, AND THAT, TO THE FULLEST EXTENT THAT IT MAY LAWFULLY DO SO, ANY DISPUTE OR CONTROVERSY WHATSOEVER BETWEEN THE MAKER AND THE HOLDER SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.



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                 IN WITNESS WHEREOF, the Maker has caused this Note to be
properly executed on the date of the notarial acknowledgements below, and has authorized this Note to be dated as of the day and year first above written.


                                        ECHELON INTERNATIONAL CORPORATION,
                                        a Florida corporation



                                        By:
                                           -------------------------------
                                        Name: Larry J. Newsome
                                              Title: Senior Vice President


Florida Documentary Stamp Taxes in the amount of $367,500.00 have been paid and the stamps affixed to the Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing securing this Note, and cancelled.






















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STATE OF NEW YORK         )
                          : ss.
COUNTY OF NEW YORK        )


                 On the ____ day of __________________, 1996, before me
personally came _______________ to me known, who, being by me duly sworn, did depose, acknowledge and say that he/she resides at ___________________________, that he/she is the ______________ of ECHELON INTERNATIONAL CORPORATION, the corporation described in and which executed the foregoing instrument; and that he/she signed his/her name thereto by order of the board of directors of said corporation.


                                              ---------------------------------
                                                        Notary Public

My commission expires:


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